                                                                    EXHIBIT 99.2

                         [HEALTHCARE REALTY TRUST LOGO]


                                  NEWS RELEASE
--------------------------------------------------------------------------------

          Contact: Timothy G. Wallace, Executive Vice President and Chief
                   Financial Officer, (615) 269-8175



                        HEALTHCARE REALTY TRUST ANNOUNCES
                             SECOND QUARTER RESULTS

         NASHVILLE, Tennessee July 25, 2002 -- Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the second quarter that ended June 30, 2002. Revenues for the second quarter totaled $48.3 million, compared with the prior year's $49.5 million. Net income for the period was $22.3 million, or $0.50 per diluted common share, versus $19.4 million, or $0.44 per diluted common share, for the second quarter of 2001. Diluted funds from operations, comprised primarily of net income and depreciation from real estate, totaled $27.7 million for the second quarter of 2002, compared with $26.3 million for the same period in 2001. Funds from operations, per diluted common share, for the second quarter of 2002 was $0.67, compared with $0.65 for the second quarter of 2001.

         Revenues for the six months ended June 30, 2002 totaled $98.0 million compared with the prior year's $97.7 million. Net income for the six-month period was $42.1 million, or $0.94 per diluted common share, versus $40.0 million, or $0.91 per diluted common share, for the first six months of 2001. Diluted funds from operations totaled $55.2 million for the first six months of 2002, compared with $52.9 million for the same period in 2001. Funds from operations, per diluted common share, for the first six months of 2002 was $1.33, compared with $1.31 for the first six months of 2001.

         Healthcare Realty Trust is a real estate investment trust that integrates owning, managing and developing income-producing real estate properties associated with the delivery of healthcare services throughout the United States. The Company's portfolio is comprised of nine major facility types, located in 29 states nationwide, and operated pursuant to contractual arrangements with 62 healthcare providers. The Company has investments of approximately $1.6 billion in 233 real estate properties or mortgages, totaling approximately 11 million square feet. The Company provides property management or asset management services to more than five million square feet nationwide.


       The Company directs interested parties to its Internet page site, www.healthcarerealty.com, where material information is posted regarding this quarter's operations. Please contact the Company at (615) 269-8175 to request a printed copy of this information. In addition to the historical information contained within, the matters discussed in this press release may contain forward-looking statements that involve risks and uncertainties. These risks are discussed in a 10-K filed with the SEC by Healthcare Realty Trust for the year ended December 31, 2001. Forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims any obligation to update forward-looking material.

                                     -MORE-

HR Reports Second Quarter Results
Page 2
July 25, 2002

                      HEALTHCARE REALTY TRUST INCORPORATED
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                          THREE MONTHS ENDED            SIX MONTHS ENDED
                                               JUNE 30,                      JUNE 30,
                                     ---------------------------     --------------------------
                                         2002            2001            2002           2001
                                     -----------    ------------     -----------    -----------
Revenues:
 Master lease rental income          $    24,683    $     25,025     $    49,579    $    50,112
 Property operating income                18,909          17,590          38,001         34,040
 Straight line rent                           50           1,443           1,231          3,191
 Mortgage interest income                  3,538           4,507           7,322          9,046
 Management fees                             278             381             593            723
 Interest and other income                   852             549           1,237            612
                                     -----------    ------------     -----------    -----------
                                     $    48,310    $     49,495     $    97,963    $    97,724
                                     -----------    ------------     -----------    -----------
Expenses:
 General and administrative                2,726           2,758           5,234          4,793
 Property operating expenses               7,399           6,672          14,862         12,863
 Interest                                  8,499          10,414          17,438         20,199
 Depreciation                             10,357          10,168          20,880         20,280
 Amortization                                 33              74              76            154
                                     -----------    ------------     -----------    -----------
                                     $    29,014    $     30,086     $    58,490    $    58,289
                                     -----------    ------------     -----------    -----------

Net income before net gain (loss)
on sale of real estate properties    $    19,296    $     19,409     $    39,473    $    39,435

Net gain (loss) on sale of real
estate properties                          2,959             (36)          2,630            582
                                     -----------    ------------     -----------    -----------

Net income                           $    22,255    $     19,373     $    42,103    $    40,017
                                     ===========    ============     ===========    ===========

Net income per common share -        $      0.51    $       0.45     $      0.96    $      0.92
                                     ===========    ============     ===========    ===========
     Basic
Net income per common share -        $      0.50    $       0.44     $      0.94    $      0.91
                                     ===========    ============     ===========    ===========
     Diluted
Funds from operations - Basic        $    27,654    $     26,291     $    55,231    $    52,857
                                     ===========    ============     ===========    ===========

Funds from operations - Diluted      $    27,654    $     26,295     $    55,231    $    52,931
                                     ===========    ============     ===========    ===========

Funds from operations
     per common share - Basic        $      0.68    $       0.66     $      1.36    $      1.33
                                     ===========    ============     ===========    ===========

Funds from operations
     per common share - Diluted      $      0.67    $       0.65     $      1.33    $      1.31
                                     ===========    ============     ===========    ===========

Weighted average common
     shares outstanding - Basic       40,652,146      39,721,416      40,561,412     39,675,562
                                     ===========    ============     ===========    ===========

Weighted average common
     shares outstanding - Diluted     41,512,283      40,566,400      41,456,693     40,543,038
                                     ===========    ============     ===========    ===========

Healthcare Realty Trust maintains a website: www.healthcarerealty.com to provide general corporate, investor and financial information.


                                      -END-